UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In anticipation of discussions around payments volume, cross border volume and processed transactions growth at Visa Inc.’s Investor Day on Thursday, June 6, 2013, the company is providing select data for the months of April and May 2013:

US Payments Volume Growth:

% Growth	Total	Credit	Debit
April 2013	12%	10%	14%
May 2013	12%	11%	12%

Cross Border Volume Growth - Constant:

% Growth	Total	US	ROW
April 2013	12%	9%	13%
May 2013	11%	10%	12%

Processed Transactions Growth:

% Growth	Total	US	ROW
April 2013	15%	12%	24%
May 2013	14%	12%	22%

In addition, the company affirms its financial outlook for fiscal 2013 and provides its financial outlook for the following metrics for fiscal 2014:

•	Annual net revenue growth in the low double digits;

•	Adjusted annual diluted class A common stock earnings per share growth: Mid to high teens; and

•	Annual free cash flow about $5 billion.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: June 6, 2013	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer